INDEPENDENT AUDITORS' CONSENT



Centennial California Tax Exempt Trust:


We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-30471 of our report dated July 24, 1995 on the financial statements of Centennial California Tax Exempt Trust appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
----------------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
October 27, 1995